Exhibit 99.1

ProBility Media Corp Announces Several Corporate Initiatives

Announces settlement with several convertible note holders and appoints new corporate officers

COCONUT CREEK, Fla., Aug. 12, 2021 /PRNewswire/ - ProBility Media Corp (OTCPK: PBYA), an education company building the first online and hands on combined full-service training and career advancement brand for the skilled trades, settles some of its convertible debt and appoints key new corporate officers within the company.

As part of the recent efforts to restructure its balance sheet, the Company has successfully settled about $500,000 of convertible debt for restricted common stock. The restricted common stock was included in the shares issued to the shareholders of Upstryve in connection with acquisition.. The note holders have stated they are encouraged by the recent strides the Company has made in bringing the company current with OTC Markets and its restructuring.

“We are pleased that we can continue to clean our balance sheet while adding Upstryve to the family of ProBility companies while not affecting a reverse split. We will continue to work towards our goal of a healthy balance sheet and a business model with high growth opportunities, specifically in the online education and tutoring space for vocational trades.” stated Noah Davis, President of ProBility.

Company Announces Key Corporate Officer Positions

ProBility has named Dana Jackson as Chief Operating Officer. Mr. Jackson currently holds the position of Vice President of Sales and Marketing at North American Crane Bureau. In addition to sales, Mr. Jackson has handled all logistics and operations for training programs. Prior to NACB, Mr. Jackson had previously worked in sales related to education learning management systems . Mr. Jackson holds key relationships with Fortune 500 companies and training directors across multiple industries which will be invaluable to ProBility’s growth.

ProBility has also named Lauren Paino as new Chief Financial Officer (CFO). Ms. Paino has held a position at North American Crane Bureau as Controller for the past three years. She has also been instrumental in ProBility’s restructuring efforts and work to bring the Company current with OTC Markets. Ms. Paino will take over the role from Noah Davis who will remain as President of the Company.

ProBility has also named Juan Garcia as Chief Learning Officer (CLO) for the company. Mr. Garcia was co-founder and President of Disco Learning Media (Disco) prior to selling the company to ProBility in 2018. Since that time he has remained as President of Disco. He brings his years of experience in working with the academic world including Government agencies, nonprofits and universities. He was behind the development of programs such as Energy 101, Top Core as well as others.

ProBility has named Johanna Viscaino as Chief Marketing Officer (CMO) for the company. Ms. Viscaino previously held the same position at Upstryve. She is an experienced digital content producer in the e-learning industry. She has been a key part to the branding and growth behind the brands in the company.

ProBility has named Ori Gross as Chief Information Officer (CIO). Mr. Gross has worked with ProBility since before the original reverse merger in 2016. He has served as head of IT during that time. He brings his years of experience with learning management systems and e-commerce platforms.

About Upstryve Inc

Upstryve is the only tutoring platform dedicated to providing aspiring professionals an affordable all-encompassing learning experience. Upstryve provides 1 on 1 contractor license exam preparation for professionals to confidently pass their state or national exams and obtain their contractor license. It’s platform links aspiring trade professionals with expert trade tutors and instructors who have years of experience in the field. Students work with tutors who guide them through typical struggles and help them gain the confidence they need before exam day. It’s instructors specialize in exam preparation for all construction and trades, National Trade Association Exams, Contractors, Electricians, Plumbing, HVAC, Engineering, Healthcare, Utilities and more. Upstryve offers existing industry experts to earn from three sources, hourly tutoring at their desired hourly rate, affiliated sales of study materials and the ability to publish study materials, test questions and specialized courses through its publishing platform. For more information, visit www.upstryve.com.

About ProBility Media Corp.

ProBility Media Corp. is an industrial education and training technology company headquartered in Coconut Creek, Florida, offering education online and in person programs including training in a variety of vocational industries. ProBility is executing a disruptive strategy of defragmenting the education and training marketplace by offering high quality training courses and materials to prepare the workforce for excellence. ProBility services customers from the individual to the small business to the enterprise level corporation. For more information, visit www.ProBilityMedia.com.

Forward-Looking Statements

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information included in this Press Release including such forward-looking statements, except as required by federal securities laws.

SOURCE Probility Media Corp.

Related Links

http://www.ProBilityMedia.com